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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                     OF LIGAND PHARMACEUTICALS INCORPORATED,
                             a Delaware corporation



        Ligand Pharmaceuticals Incorporated, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation is Ligand Pharmaceuticals Incorporated. Ligand Pharmaceuticals Incorporated was originally incorporated under the name Progenx, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 28, 1987; was amended and restated in its entirety pursuant to a Restated Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on December 10, 1987; was further amended pursuant to two Certificates of Amendment of Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on June 10, 1988 and February 1, 1989, respectively; was amended and restated in its entirety pursuant to a Restated Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on April 19, 1989; was further amended pursuant to two Certificates of Amendment of Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on July 31, 1989 and December 7, 1989, respectively; was further amended and restated in its entirety pursuant to two Restated Certificates of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on March 28, 1991 and May 1, 1991, respectively; was further amended pursuant to two Certificates of Amendment of Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on November 18, 1991 and June 17, 1992, respectively; and was amended and restated in its entirety pursuant to a Restated Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on June 30, 1992; and was further amended and restated in its entirety pursuant to a Restated Certificate of Incorporation filed with the Secretary of State of Delaware on September 9, 1992; and was further amended in its entirety pursuant to a Restated Certificate of Incorporation filed with the Secretary of State of Delaware on October 6, 1992. A Certificate of Designation of Class A Common Stock and a Certificate of Designation of Series G Preferred Stock were filed with the Secretary of the State of Delaware on October 6, 1992. A Certificate of Amendment of Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on November 17, 1992. An Amended and Restated Certificate of Designation of Class A Common Stock was filed with the Secretary of State of the State of Delaware on November 18, 1992. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 25, 1992. A Certificate of Retirement was filed with the Secretary of State of the State of Delaware on April 12, 1995.
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        2. Pursuant to Sections 242 and 245 of the General Corporation Law of
the State of Delaware, this Amended and Restated Certificate of Incorporation was adopted by the corporation's Board of Directors and stockholders.

        3. The text of the Restated Certificate of Incorporation is heretofore amended or supplemented and is hereby restated and further amended to read in its entirety as follows:

                                    ARTICLE I

        The name of this corporation is Ligand Pharmaceuticals Incorporated.

                                   ARTICLE II

        The address of this corporation's registered office in the State of Delaware is 15 East North Street, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

                                   ARTICLE III

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

        (A) Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of capital stock which this corporation shall have authority to issue is eighty-five million (85,000,000) of which eighty million (80,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Common Stock and five million (5,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Preferred Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the shares of stock of this corporation entitled to vote in the election of directors.

        (B) Powers, Preferences and Rights and Qualifications, Limitations and Restrictions of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a "Preferred Stock Designation"); and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the


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number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        (C) Rights, Preferences, Privileges and Restrictions of Common Stock.

               1. Dividend Rights. Subject to the prior or parity rights of holders of all classes of stock at the time outstanding having prior or parity rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

               2. Redemption. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of this corporation.

               3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

        Prior to the date upon which the corporation is no longer subject to
Section 2115 of the California Corporations Code (the "Record Date"), every stockholder entitled to vote in any election of directors of the corporation may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, may cumulate such stockholder's votes for one or more candidates unless (i) the names of such candidates have been properly placed in nomination, in accordance with the bylaws of the corporation, prior to the voting, (ii) the stockholder has given advance notice to the corporation of the intention to cumulate votes in accordance with the bylaws, and (iii) the stockholder has given proper notice to the other stockholders at the meeting, prior to voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected.

        On and after the Record Date, cumulative voting shall no longer be available to the stockholders of the corporation.


                                   ARTICLE VI

        (A) Exculpation.

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               1. California. Prior to the Record Date and to the extent
California law applies, the liability of each and every director of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

               2. Delaware. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

        (B) Indemnification.

               1. California. Prior to the Record Date and to the extent California law applies, this corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law. Moreover, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code, with respect to actions for breach of duty to the corporation and its shareholders.

               2. Delaware. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

        (C) Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article VI shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   ARTICLE VII

        Section 1.  Stockholder Vote Required for Business Combinations.

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               a. Stockholder Votes. In addition to any affirmative vote
required by law or by this Certificate of Incorporation or by any Preferred Stock Designation, and except as otherwise expressly provided in Section 2 of this Article VII:

                        (i) any merger or consolidation of the corporation or any subsidiary (as hereinafter defined) with (A) any Interested Stockholder (as hereinafter defined) or (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than 15% of the corporation's assets as set forth on the corporation's most recent audit consolidated financial statements; or

                      (iii) the issuance or transfer by the corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than 15% of the corporation's assets as set forth on the corporation's most recent audited consolidated financial statements; or

                       (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                        (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any subsidiary which is Beneficially Owned (as hereinafter defined) by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote or no vote.

               b. Definition of Business Combination. The term "Business Combination" as used in this Article VII shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of paragraph (a) of this Section 1.

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        Section 2.  Exceptions to Stockholder Vote Requirement.

               The provisions of Section 1 of this Article VII shall not be applicable to any particular Business Combination, and such business combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation and any Preferred Stock Designation, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the corporation, solely in their respective capacities as stockholders of the corporation, the condition specified in the following paragraph (a) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraph (a) or paragraph (b) are met:

               a. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that this condition shall not be capable of satisfaction unless there are at least two Continuing Directors.

               b. All of the following conditions shall have been met:

                        (i) The consideration to be received by holders of shares of a particular class (or series) of outstanding capital stock of the corporation (including Common Stock and other than Excluded Preferred Stock (as hereinafter defined)) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class (or series) of capital stock. If the Interested Stockholder or any of its Affiliates have paid for shares of any class (or series) of capital stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) of capital stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of capital stock previously acquired by the Interested Stockholder.

                       (ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares of similar event):

                               (A) (if applicable) the highest per share price
               (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by them within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in any transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher, plus interest compounded annually from the first date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") through the

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               Consummation Date at the publicly announced reference rate of interest of Bank of America, N.T. & S.A. (or such other major bank headquartered in the State of California as may be selected by the Continuing Directors) from time to time in effect in the City of San Francisco less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; and

                               (B) the Fair Market Value per share of Common
               Stock on the Announcement Date or the Determination Date, whichever is higher.

                      (iii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Stock or Excluded Preferred Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this paragraph (b)(iii) shall be required to be met with respect to every such class (or series) of outstanding Voting Stock whether or not the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class (or series) of Voting Stock):

                               (A) (if applicable) the highest per share price
               (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class (or series) of Voting Stock acquired by them within the two-year period immediately prior to the Announcement Date or in any transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the publicly announced reference rate of interest of Bank of America, N.T. & S.A. (or such other major bank headquartered in the State of California as may be selected by the Continuing Directors) from time to time in effect in the City of San Francisco less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class (or series) of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class (or series) of Voting Stock;

                               (B) the Fair Market value per share of such class
               (or series) of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

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                               (C) the highest preferential amount per share, if
               any, to which the holders of shares of such class (or series) of Voting Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

                       (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
Combination: (x) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (y) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (z) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; provided, however, that no approval by Continuing Directors shall satisfy the requirements of this subparagraph (iv) unless at the time of such approval there are at least two Continuing Directors.

                        (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder's or Affiliate's capacity as a stockholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                       (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (The "1934 Act") and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                      (vii) Such Interested Stockholder shall have supplied the corporation with such information as shall have been requested pursuant to
Section 5 of this Article VII within the time period set forth therein.

        Section 4.  Definitions.

               For the purposes of this Article VII:

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               (a) A "person" means any individual, limited partnership, general partnership, corporation or other firm or entity.

               (b) "Interested Stockholder" means any person (other than the corporation or any Subsidiary) who or which:

                        (i) is the Beneficial Owner (as hereinafter defined), directly or indirectly, of 15% or more of the voting power of the then outstanding Voting Stock; or

                       (ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 15% or more of the voting power of the then outstanding Voting Stock; or

                      (iii) is an assignee of or has otherwise succeeded to any shares of Voting stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the 1933 Act.

               (c) A person shall be a "Beneficial Owner" of or shall "Beneficially Own" any Voting Stock:

                        (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 under the 1934 Act as in effect on the adoption date of this Certificate of Incorporation; or

                       (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                      (iii) which is beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the 1934 Act as in effect on the adoption date of this Certificate of Incorporation, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (ii) of this paragraph (c)) or disposing of any shares of Voting Stock;

provided, however, that in case of any employee stock ownership or similar plan of the corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect



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thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to Beneficially Own any shares of Voting Stock held under any such plan.

               (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed Beneficially Owned through application of paragraph (c) of this Section 3 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the 1934 Act as in effect on the adoption date of this Certificate of Incorporation.

               (f) "Subsidiary" means any corporation of which a majority of the outstanding shares of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of the outstanding shares of each class of equity security is owned, directly or indirectly, by the corporation.

               (g) "Continuing Director" means a member of the Board of Directors of the corporation who is originally elected upon the incorporation of the corporation or who is not an Interested Stockholder or affiliated with an Interested Stockholder or in connection with his or her initial assumption of office is recommended and approved for an appointment or election by a majority of Continuing Directors then on the Board of Directors.

               (h) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in accordance with Section 4 of this Article VII; and
(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in accordance with Section 4 of this Article VII.

               (i) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (b)(ii) and (b)(iii) of Section 2 of this Article VII shall include the shares of Common Stock

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and/or the shares of any other class (or series) of outstanding Voting Stock retained by the holders of such shares.

               (j) "Whole Board" means the total number of directors which this corporation would have if there were no vacancies.

               (k) "Excluded Preferred Stock" means any series of Preferred Stock with respect to which the Preferred Stock Designation creating such series expressly provides that the provisions of this Article VII shall not apply.

        Section 5.  Board Enforcement.

               (a) Compliance. A majority of the Whole Board but only if a majority of the Whole Board shall then consist of Continuing Directors or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the applicable conditions set forth in paragraph (b) of Section 2 have been met with respect to any Business Combination, (v) the Fair Market Value of stock or other property in accordance with paragraph (h) of Section 3, and (vi) whether the assets which are the subject of any Business Combination referred to in paragraph (a)(ii) of
Section 1 have or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination referred to in paragraph (a)(iii) of Section 1 has, an aggregate Fair Market Value equal to or greater than 15% of the corporation's assets as set forth on the corporation's most recent audited consolidated financial statements.

               (b) Demand as to Interested Stockholder. A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the right to demand, that any person who it is reasonably believed is an Interested Stockholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Stockholder) supply this corporation with complete information as to (vii) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder, (viii) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (ix) any other factual matter relating to the applicability or effect of this Article VII, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

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               (c) Fiduciary Obligation of Interested Stockholder. Nothing
contained in this Article VII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                                  ARTICLE VIII

        Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

                                   ARTICLE IX

        No holder of shares of stock of the corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the corporation shall have by contract agreed.


                                    ARTICLE X

        The corporation is to have a perpetual existence.

                                   ARTICLE XI

        (A) The corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph
(B) of this Article XI, and all rights conferred on stockholders herein are granted subject to this reservation.

        (B) Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Article V, Article VII, Article XI, Article XII,
Article XIII or Article XIV.

                                   ARTICLE XII

        The Board of Directors may from time to time make, amend, supplement or repeal the bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the bylaws; and, provided further, that no amendment or supplement to the bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                                  ARTICLE XIII

        No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the bylaws, and no action shall be taken by the stockholders by written consent.

                                   ARTICLE XIV

        Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the bylaws of the corporation.

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
        IN WITNESS WHEREOF, the Amended and Restated Certificate of Incorporation has been signed under the seal of the corporation as of this 17th day of May, 1995.

                                    LIGAND PHARMACEUTICALS INCORPORATED



                                    By: /s/ DAVID E. ROBINSON
                                        ---------------------------------------
                                        David E. Robinson, President

ATTEST:



/s/ WILLIAM L. RESPESS
------------------------------
William L. Respess, Secretary


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